State of Delaware
                                                                          PAGE 1
                        Office of the Secretary of State


     I, EDWARD J. FREEL, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE RESTATED CERTIFICATE OF "THE VOYAGER GROUP, INC.", FILED IN THIS OFFICE ON THE TWENTIETH DAY OF APRIL, A.D. 2000, AT 2 O'CLOCK P.M.

     A FILED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE NEW CASTLE COUNTY RECORDER OF DEEDS.






                                         /s/ Edward J. Freel
                                             Edward J. Freel, Secretary of State

                                          AUTHENTICATION:  0399445

                                          DATE:  04-25-00


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AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

The  name  of  the  Corporation  (which  is  hereinafter   referred  to  as  the
Corporation) is "The Voyager Group, Inc."

The original certificate of incorporation was filed with the Secretary of State of the STate of Delaware on January 5, 1995, under the name " The Voyager Group Inc."

This Restated Certificate of Incorporation has been duly proposed by resolutions adopted and declared advisable by the Board of Directors of the Corporation, duly adopted by the sole stockholder of the Corporation and duly executed and acknowledged by the officers of the Corporation in accordance with 228, 242 and 245 of the General Corporation Law of the State of Delaware.

The text of the Certificate of Incorporation of the Corporation is hereby amended and restAted to read in its entirety as follows:

ARTICLE I

     NAME

The  name  of  the  corporation  (which  is  hereinafter   referred  to  as  tbe
"Corporation") is:          The Voyager Group, Inc.

ARTICLE II

     The address of the Corporation's registered office in the State of Delaware is The Corporation Trust Center, 1209 Orange Street in the City of Wilmington, County of New Castle,, The name of the Corporation's registered agent at such address is The Corporation Trust Company.

ARTICLE III

     The purpose of the Corporation shall be to engage in any lawful act or activity for which corporations may be organized and incorporated under the General Corporation Law of the State of Delaware (the "DGCL").

ARTICLE IV

     CAPITAL STOCK

SECTION 1.

     The Corporation shall be authorized to issue 105,000,000 shares of capital stock, of which 100,000,000 shares shall be shares of Common Stock, $.OOl par value ("Common Stock"), and 5,000,000 shares shall be shares of Preferred Stock, $O.001 par value ("Preferred Stock").

SECTION 2.

     The Preferred Stock may be issued from time to time in one or more series. The Board of Directors is hereby authorized to provide for the issuance of shares of Preferred Stock in series and, by ruling a certificate pursuant to the DGCL (hereinafter referred to as a "Preferred Stock Designation"), to establish from time to time the number of shares to be included in each such series, and to fix the designation, powers, privileges, preferences and rights of the shares of each such series and the qualifications, limitations and restrictions thereof. The authority of the Board of Directors with respect to each series shalt include, but not be limited to, determination of the following:

     (a) the designation of the series, which may be by distinguishing number, letter or title;

     (b) the number of shares of the series, which number the Board of Directors may thereafter (except where otherwise provided in the Preferred Stock Designation) increase or decrease (but not below the number of shares thereof then outstanding);

     (c) whether dividends, if any, shall be cumulative or noncumulative, and, in the case of shares of any series having cumulative dividend rights, the date or dates or method of determining the date or dates from which dividends on the shares of such series shall be cumulative;

     (d) the rate of any dividends (or method of determining such dividends) payable to the holders of the shares of such series, any conditions upon which such dividends shalt be paid and the date or dates or the method for determining the date or dates upon which such dividends shall be payable;

     (e) the price or prices (or method of determining such price or prices) at which, the form of payment of such price or prices (which may be cash, property or rights, including securities of the same or another corporation or other entity) for which, the period or periods within which and the terms and conditions upon which the shares of such series may be redeemed, in whole or in part, at the option of the Corporation or at the option of the holder or holders thereof or upon the happening of a specified event or events, if any;

     (f) the obligation, if any, of the Corporation to purchase or redeem shares such series pursuant to a sinking fluid or otherwise and the price or prices at which, the form of payment of such price or prices (which may be cash, property or rights, including securities of the same or another corporation or other entity) for which, the period or periods within which and the terms and conditions upon which the shares of such series shall be redeemed or purchased, in whole or in part, pursuant to such obligation;

     (g) the amount payable out of the Assets of the Corporation to the holders of shares of the series in the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation;

     (h) provisions, if any, for the conversion or exchange of the shares of such series, at any time or times at the option of the holder or holders thereof or at the option of the Corporation or upon the happening of a specified event or events, into shares of any other class or classes or any other series of the same or any other class or classes of stock, or any other security, of the Corporation, or any other corporation or other entity, and the price or prices or rate or rates of conversion or exchange and any adjustments applicable thereto, and all other terms and conditions upon which such conversion or exchange may be made;

     (i) restrictions on the issuance of shares of the same series or of any other class or series, if any; and

     (j) the voting rights, if any, of the holders of shares of the series.

SECTION 3.

     The Common Stock shall be subject to the express terms of the Preferred Stock and any series thereof. The holders of shares of Common Stock shall be entitled to one vote for each such share upon all proposals presented to the stockholders on which the holders of Common Stock are entitled to vote. Except as otherwise provided by law or by the resolution or resolutions adopted by the Board of Directors designating the rights, powers and preferences of any series of Preferred Stock, the Common Stock shall have the exclusive right to vote for the election of directors and for all other purposes, and holders of Preferred Stock shall uot be entitled to receive notice of any meeting of stockholders at which they are not entitled to vote. The number of authorized shares of Preferred Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the outstanding Common Stock, without a vote of the holders of the Preferred Stock, or of any series thereof; unless a vote of any such holders is required pursuant to any Preferred Stock Designation.

The Corporation shall be entitled to treat the person in whose name any share of its stock is registered as the owner thereof for all purposes and shall not be bound to recognize any equitable or other claim to, or interest in, such share on the part of any other person, whether or not the Corporation shall have notice thereof, except as expressly provided by applicable law.

ARTICLE V

     In furtherance and not in limitation of the powers conferred by law, the Board of Directors is expressly authorized and empowered:

     (a)to adopt, amend or repeal the By-Laws of the Corporation, provided, however, that the By-Laws may also be altered, amended or repealed by the affirmative vote of the holders of at least 5O% percent of the voting power of the then outstanding Voting Stock (as defined below), voting together as a single class; and

     (b) from time to time to determine whether and to what extent, and at what times and places, and under what conditions and regulation the accounts and books of the Corporation, or any of them, shall be open to inspection of stockholders; and, except, as so determined, or as expressly provided in this Certificate of Incorporation or in any Preferred Stock Designation, no stockholder shall have any right to inspect any account, book or document of the Corporation other than such rights as may be conferred by applicable law.

SECTION 1

     Other considerations which the Board of Directors may lawfully take into account, in determining whether to take or to refrain from taking corporate action on any matter, including proposing any matter to the stockholders of the corporation, the Board of Directors may take into account the long-term as well as short-term interests the Corporation and its stockholders (including the possibility that these interests way be best served by the continued independence of the Corporation), and the interests of creditors, customers, employees and other constituencies of the Corporation and its subsidiaries, including the effect upon communities in which the Corporation and its subsidiaries do business.

     STOCKHOLDER ACTION

     Effective as of the time at which Voyager Internet Group. Corn., a Nevada corporatiou, and its affiliates shall cease to be the beneficial owner of an aggregate of at least a majority of the then outstanding shares of Common Stock (the"Trigger Date"), any action required or permitted to he taken by the stockholders of the Corporation must be effected at a duly called annual or special meeting of such holders and may not be effected by any consent in writing by such holders. Effective as of the Trigger Date, except as otherwise required by law and subject to the Tights of the holders of any class or series of stock having preference over the Common Stock as to dividends or upon liquidation, special meetings of stockholders of the Corporation for any purpose or purposes may be called only by the Board of Directors pursuant to a resolution staling the purpose or purposes thereof approved by majority of the total number of Directors which the Corporation would have if there were no vacancies (the "Whole Board") or by the Chairman of the Board of Directors of the Corporation and, effective as of the Trigger Date, any power of stockholders to call a special meeting is specifically denied. No business other than that stated in the notice shall be transacted at any special meeting. Notwithstanding anything contained in this Certificate of Incorporation to the contrary, the affirmative vote of the holders of at least 80% of the voting power of all shares of the Corporation entitled to vote generally in the election of directors (the "Voting Stock") then outstanding, voting together as a single class, shall be required to alter, amend, adopt any provision inconsistent with or repeal this Article V.

SECTION 2

     The Corporation may in its By-Laws confer powers upon the Board of Directors in addition to the foregoing and in addition to the powers and authorities expressly conferred upon the Board of Directors by law.

SECTION 3

     The Corporation reserves the right at any time from time to time to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, and any other provisions authorized by the laws of the State of Delaware at the time in force may be added or inserted, in the manner now or hereafter prescribed by law; and, exceptas set forth in Article IV, all rights, preferences and privileges of whatsoever nature conferred upon stockholders, directors or any other persons whomsoever by and pursuant to this Certificate of Incorporation in its present form or as hereafter amended are granted subject to the right reserved in this Article. Notwithstanding anything contained in this Certificate of Incorporation to the contrary, the affirmative vote of the holders of at least 80 % of the "Voting Stock" then outstanding, voting together as a single class, shall be required to alter, amend, adopt any provision inconsistent with or represents


ARTICLE X

     The Corporation is to have perpetual existence.

ARTICLE XI

     ELECTION OF DIRECTORS

     Unless and except to the extent that the By-Laws of the Corporation shall so require, the election of directors of the Corporation need net be by written ballot.

     BOARD OP DIRECTORS

SECTION 1

     NUMBER, ELECTION AND TERMS.

     Except as otherwise fixed by or pursuant to the provisions of Article Whereof relating to the rights of the holders of any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation to elect additional directors under specified circumstances, the number of the Directors of the Corporation shallbe flied from time to time exclusively pursuant to a resolution adopted by a majority of the Whole Board (but shall not be less than three). The Directors, other than those who may be elected by the holders of any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation, shall be classified, with respect to the time for which they severally hold office, into three classes, as nearly equal in number as possible, one class to be originally elected for a term expiring at the annual meeting of stockholders to be held in 2000, another class to be originally elected for a term expiring at the annual meeting of stockholders to be held in 2001, and another class to be originally elected for a term expiring at the annual meeting of stockholders to be held in 2000, with each class to hold ollice until its successor is duly elected and qualified. At each succeeding annual meeting of stockholders, directors elected to succeed those directors whose terms then expire shall be elected for a term of office to expire at the third succeeding annual meeting of stockholders after their election, with each director to hold office until such person's successor shall have been duly elected and qualified.

SECTION 2

                 STOCKHOLDER NOMINATION OF DIRECTOR CANDIDATES;
                        STOCKHOLDER PROPOSAL OF BUSINESS.

     Advance notice of stockholder nominations foR the election of Directors and of the proposal of business by stockholders shall be given in the manner provided in the By-Laws of the Corporation, as amended and in effect from time to time.

SECTION 3

     NEWLY CREATED DIRECTORSHIPS AND VACANCIES.

     Except as otherwise provided for or fixed by or pursuant to the provisions of Article IV hereof stating to the rights of the holders of any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation to elect directors under specified circumstances, newly created directorships resulting from any increase in the number of Directors and any vacancies on the Board of Directors resulting from death, resignation, disqualification, removal or other cause shall be filled by the affinnative vote of a majority of the remaining Directors then in office, even though tess than a quorum of the Board of Directors, and not by the stockholders. Any Director elected in accordance with the preceding sentence shall hold office forthe remainder of the full term of the class of Directors in which the new directorship was created or the vacancy occurred and until such Director's successor shall have been duly elected and qualified. No decrease in the number of Directors constituting the Board of Directors shall shorten the term of any incumbent director

SECTION 4

     REMOVAL

     Subject to the rights of any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation to elect Directors under specified circumstances, any Director may be removed from office only for cause by the affirmative vote of the holders of at least a majority of the voting power of all Voting Stock then outstanding, voting together as a single class; provided, however, that prior to the Trigger Date, any Director or Directors may be removed from office by the affirmative vote of the holders of at least 80% of the voting power of all Voting Stock then outstanding, voting together as a single class.

SECTlON 5

     AMENDMENT,   REPEAL,  ETC.

     Notwithstanding anything contained in this Certificate of Incorporation to the contrary, the affirmative vote of the holders of at least 80% of the voting power of all Voting Stock then outstanding, voting together as a single class, shall be required to alter, amend, adopt any provision inconsistent with, or repeal this Article VI.

ARTICLE XII

     LIMITED LIABILITY; INDEMNIfICATION

SECTION 1

     LIMITED LIABILITY OF DIRECTORS.

     A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breath of fiduciary duty as a director, except, if required by the DCCL, as amended from lime to time, for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under
Section 174 of the DCCL, or (iv) for any transaction from which the director derived an improper personal benefit. Neither the amendment nor repeal of
Section 1 of this Article X shall eliminate or reduce the effect of Section 1 of this Article X in respect of any matter occurring, or any cause of action, suit or claim that, but for Section 1 of this Article X would accrue or arise, prior to such amendment or repeal.

SECTION 2

     INDEMNIFICATION AND INSURANCE.

     (a) Right to Indemnification.

     Each person. who was, is made a party, or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a "proceeding"), by reason of the fact that such person, or a person of whom such person is the legal representative, is or was a director or officer of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director, officer, employee or agent, shall be indemnified and beld harmless by the Corporation to the fullest extent authorized by the DCCL, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment), against all expense, liability and loss (including attorneys' fees, judgments, fines, amounts paid or to be paid in settlement, and excise taxes or penalties arising under the Employee Retirement Income Security Act of 1974, as in effect from time to time) reasonably incurred or suffered by such person in connection therewith and such indemnification shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of such person's heirs, executors and administrators; provided, however, that, except as provided in paragraph (b) hereof, the Corporation shall indemnify' any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was authorized by the Board. The right to indemnification conferred in this Section shall be a contract right and shall include the right to have the Corporation pay the expenses incurred in defending any such proceeding in advance of its final disposition; any advance payments to be paid by the Corporation within 20 calendar days after the receipt by the Corporation of a statement or statements from the claimant requesting such advance or advances from time to time; provided, however, that, Wand to the extent the DCCL requires, the payment of such expenses incurred by a director or officer in such person's capacity as a director or officer (and not in any other capacity in which service was or is rendered by such person while a director or officer, including, without limitation, service to an employee benefit plan) in advance of the final disposition of a proceeding, shall be made only upon delivery to the Corporation of an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced if it shall ultimately be determined that such director or officer is not entitled to be indemnified under this Section or otherwise. The Corporation may, to the extent authorized from time to time by the Board of Directors, grant rights to indemnification, and rights to be have the Corporation pay the expenses incurred in defending any proceeding in advance of its final disposition, to any employee or agent of the Corporation to the fullest extent of the provisions of this Article with respect to the indemnification and advancement of expenses of directors and officers of the Corporation.

     (a) Right of Claimant to Bring Suit.

     If a claim under paragraph (a) of this Section is not paid in full by the Corporation within 30 calendar days after a written claim has been received by the Corporation, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any is required, has been tendered to the Corporation) that the claimant has not met the standard of conduct which make it permissible under the DCCL for the Corporation to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the Corporation. Neither the failure of the Corporation (including its Board of

Directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because the claimant has met the applicable standard of conduct set forth in the DGCL, nor an actual determination by the Corporation (Including its Board of Directors, independent legal counsel, or its stockholders) that the clalinaut has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

     (b) Non-Exclusivity of Rights.

     The right to indemnification and the payment of expenses incurred in defending a proceeding in advance of its final disposition conferred in this Section shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of the Certificate of Incorporation, By-Law, agreement, vote of stockholders or disinterested directors or otherwise. No repeal or modification of this Article shall in any way diminish or adversely affect the rights of any director, officer, employee or agent of the Corporation hereunder in respect of any occurrence or matter arising prior to any such repeal or modification.

     (c) Insurance, Indemnification agreements.

     The Corporation may maintain insurance and Indemnification agreements, at its expense, to protect itself and any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any such expense, liability or loss, whether or not the Corporation would have the power to indemnifr such person against such expense, liability or loss under the. DGCL.

     (d) Severability.

     If any provision or provisions of this Article X shall be held to be invalid, illegal or unenforceable for any reason whatsoever (1) the validity, legality and enforceability of the remaining provisions of this Article X (including, without limitation, each portion of any paragraph of this Article X containing any such provision held to be invalid, illegal or unenforceable, that is not itself held to be invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby; and (2) to the fullest extent possible, the provisions of this Article X (including, without limitation, each such portion of any paragraph of this Article X containing any such provision held to be invalid, illegal or unenforceable) shall be construed so as to give effect to the intent manifested by the provision held Invalid, illegal or unenforceable.

IN WITNESS WHEREOF, said majority shareholder The Voyager Group, Inc. has caused this Restated Certificate of Incorporation to be signed by The Voyager Group, Inc. Vice president and Director Michael Johnson this 18th day of April 2000.


                                                     /s/ Michael Johnson
                                                     The Voyager Group, Inc.
                                                     Director & Vice President